Exhibit 99.1

DESCRIPTION OF SERIES F PREFERRED STOCK

The following is a summary of the material terms and provisions of our Series F Preferred Stock, from our final prospectus supplement on form 424(b)(5) (File No. 333-45097) for the offering of our Series F Preferred Stock. For more detail on our Series F Preferred Stock, you should refer to our charter and the articles supplementary relating to the Series F Preferred Stock, which we filed as an exhibit to a registration statement on Form 8-A (File No. 001-12675).

7.50% Series F Cumulative Redeemable Preferred Stock

General. Our board of directors adopted articles supplementary establishing the terms of the Series F Preferred Stock as a class of our preferred stock, designated as the 7.50% Series F Cumulative Redeemable Preferred Stock. When issued, the Series F Preferred Stock will be validly issued, fully paid and nonassessable.

In connection with this offering, we, in accordance with the terms of the partnership agreement of our operating partnership, will contribute or otherwise transfer the proceeds of the sale of the Series F Preferred Stock to our operating partnership, and our operating partnership will issue to us 7.50% Series F Cumulative Redeemable Preferred Units that mirror the rights, preferences and other terms of the Series F Preferred Stock. Our operating partnership will be required to make all required distributions on such Series F Preferred Units prior to any distribution of cash or assets to the holders of any other units or any other equity interests in our operating partnership, except for any other series of partnership interests ranking on a parity with such Series F Preferred Units as to dividends or voluntary or involuntary liquidation, dissolution or winding-up of our operating partnership, in which case distributions will be made pro-rata with the Series F Preferred Units, and except for any series of preferred units ranking senior to such Series F Preferred Units as to dividends, or voluntary or involuntary liquidation, none of which are outstanding at this time.

We intend to file an application to list the Series F Preferred Stock on the NYSE. If approved, trading of the Series F Preferred Stock on the NYSE is expected to commence within 30 days after initial delivery of the Series F Preferred Stock. See “Underwriting.”

Dividends. Each share of Series F Preferred Stock will be entitled to receive dividends, when and as declared by our board of directors, out of funds legally available for the payment of dividends, that are:

•	cumulative preferential dividends, in cash, from the date of issue payable in arrears on the 15th day of February, May, August and November of each year, with the first dividend to cover the period from the date of the original issuance of the Series F Preferred Stock to (but excluding) February 15, 2005;

•	on parity with any payment made on our Series E Preferred Stock and, if and when issued, in exchange for presently outstanding Series A Preferred Units and Series D Preferred Units of our operating partnership, the Series A Preferred Stock and the Series D Preferred Stock, and on all other preferred stock designated as ranking on a parity with the Series F Preferred Stock with respect to dividends;

•	in preference to any payment made on any other classes or series of capital stock or our other equity securities ranking junior to the Series F Preferred Stock; and

•	at a rate of 7.50% per annum of the $25.00 liquidation preference per share of Series F Preferred Stock.

After the redemption of the Series D Preferred Units, we will redesignate the Series D Preferred Stock as authorized but undesignated preferred stock. As of September 30, 2004, 1,610,000 shares of the Series E Preferred Stock are issued and outstanding. No shares of preferred stock of any other series are currently issued and outstanding.

Dividends will be payable to holders of record as they appear in our share records at the close of business on the applicable record date, which unless designated otherwise by our board of directors will be 15 business days prior to the applicable payment date. Any dividend payable on the Series F Preferred Stock for any portion of a dividend period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. If any date on which dividends are to be made on the Series F Preferred Stock is not a business day, then payment of the dividend to be made on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay) except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date. Accrued but unpaid dividends on the Series F Preferred Stock will accumulate as of the dividend payment date on which they first become payable.

No dividends on the Series F Preferred Stock may be declared by our board of directors or paid or set apart for payment by us if one or more of our contractual arrangements or agreements, including any agreement relating to our outstanding indebtedness, either:

•	prohibits the declaration, payment or setting apart for payment of dividends; or

•	provides that the declaration, payment or setting apart for payment of dividends would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting apart shall be restricted or prohibited by law.

Notwithstanding the foregoing, dividends on the Series F Preferred Stock will accrue whether or not:

•	we have earnings;

•	there are funds legally available for the payment of such dividends; or

•	such dividends are authorized or declared.

No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series F Preferred Stock which may be in arrears. Any dividend payment made on the Series F Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable. Unless all dividends accumulated on all Series F Preferred Stock and all classes and series of outstanding stock ranking on parity with the Series F Preferred Stock as to payment of dividends have been paid in full:

•	no dividend of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of our common stock or any class or series of other capital stock or equity securities ranking junior as to the payment of dividends to the Series F Preferred Stock; and

•	no cash or other property shall be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series F Preferred Stock, any preferred stock ranking on parity with the Series F Preferred Stock as to payment of dividends or any class or series of capital stock or other equity securities ranking junior to the Series F Preferred Stock.

The foregoing sentence, however, will not prohibit:

•	dividends payable solely in capital stock or equity securities ranking junior to the Series F Preferred Stock;

•	the conversion of capital stock or equity securities ranking junior to the Series F Preferred Stock or capital stock or other equity securities ranking on parity with the Series F Preferred Stock into capital stock or equity securities ranking junior to the Series F Preferred Stock; and

•	our purchase of Series F Preferred Stock, stock ranking on parity with the Series F Preferred Stock as to payment of dividends or capital stock or equity securities ranking junior to the Series F Preferred Stock pursuant to our charter to the extent necessary to preserve our status as a REIT.

When dividends are not paid in full (and a sum sufficient for such full payment is not set apart for payment) upon the Series F Preferred Stock and any other series of our preferred stock ranking on a parity as to dividends with the Series F Preferred Stock, all dividends authorized or declared upon the Series F Preferred Stock and any other series of our preferred stock ranking on a parity as to the payment of dividends with the Series F Preferred Stock shall be authorized and declared pro rata so that the amount of dividends authorized and declared per share of Series F Preferred Stock and such other series of our preferred stock shall in all cases bear to each other the same ratio that the sum of the liquidation preference plus accrued dividends per share on the Series F Preferred Stock bears to the sum of the liquidation preference plus accrued dividends per share on the other series of our preferred stock (which, in any event, shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such series of our preferred stock does not have cumulative dividend rights).

Holders of the Series F Preferred Stock will not be entitled to any dividends, whether payable in cash, property or otherwise, in excess of full cumulative dividends on Series F Preferred Stock as provided above.

Dividend Tax Status. Dividends paid by regular C corporations to persons or entities that are taxed as individuals now are taxed at the rate applicable to long-term capital gains, which is a maximum of 15%, subject to certain limitations. Because we are a REIT, however, our dividends, including dividends paid on our Series F Preferred Stock, generally will continue to be taxed at regular ordinary income tax rates, except to the extent that the special rules relating to qualified dividend income and capital gains dividends paid by a REIT apply as discussed in more detail under the caption “United States Federal Income Tax Considerations” in this prospectus supplement.

If, for any taxable year, we elect to designate any portion of a dividend as a “capital gain dividend” (as defined in Section 857 of the Internal Revenue Code of 1986, as amended, or any successor revenue code or section), except as required by law, the portion of such capital gain dividend that will be allocable to holders of Series F Preferred Stock shall be in the same proportion that the total of the dividends (as determined for federal income tax purposes) paid or made available to the holders of Series F Preferred Stock for the year bears to the total amount of all such dividends (as determined for federal income tax purposes) for the year paid with respect to all classes and series of our outstanding capital stock. In addition, except as otherwise required by applicable law, we will make a similar allocation with respect to any undistributed long-term capital gains which are to be included in our stockholders’ long-term capital gains, based on the allocation of the capital gains which would have resulted if those undistributed long-term capital gains had been distributed as “capital gain dividends” by us to our stockholders.

Ranking. The Series F Preferred Stock will, with respect to dividends and rights upon voluntary or involuntary liquidation, dissolution or winding-up of our affairs, rank:

•	senior to our common stock, the Series B Preferred Stock and all other preferred stock designated as ranking junior to the Series F Preferred Stock;

•	on parity with our Series E Preferred Stock and, if and when issued in exchange for presently outstanding Series A Preferred Units and Series D Preferred Units of our operating partnership, the Series A Preferred Stock and the Series D Preferred Stock, and with all other preferred stock designated as ranking on parity with the Series F Preferred Stock; and

•	junior to all other preferred stock designated as ranking senior to the Series F Preferred Stock.

Following completion of this offering, we will contribute all of the net proceeds from this offering to Kilroy Realty, L.P., our operating partnership, in exchange for 7.50% Series F Cumulative Redeemable Preferred Units. The 7.50% Series F Cumulative Redeemable Preferred Units will rank on parity with our operating partnership’s 7.45% Series A Cumulative Redeemable Preferred Units, 9.25% Series D Cumulative Redeemable Preferred Units and 7.80% Series E Cumulative Redeemable Preferred Units.

Redemption. At our option, we may redeem, in whole or in part, from time to time, upon not less than 30 or more than 60 days written notice, shares of Series F Preferred Stock:

•	on and after December 8, 2009 or prior to such date to the extent necessary to maintain our qualification as a REIT; and

•	at a redemption price payable in cash equal to $25.00 per share, plus any accumulated and unpaid dividends, whether or not declared, up to and including the date of redemption.

If fewer than all of the outstanding shares of Series F Preferred Stock are to be redeemed, the shares of Series F Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares), by lot or by any other equitable method that we determine.

So long as no dividends are in arrears, we may at any time and from time to time repurchase shares of Series F Preferred Stock in open-market transactions duly authorized by our board of directors and effected in compliance with applicable laws. Other than to maintain our REIT status, we may not redeem fewer than all of the outstanding shares of Series F Preferred Stock unless all accumulated and unpaid dividends have been paid on all outstanding Series F Preferred Stock for all quarterly dividend periods terminating on or prior to the date of redemption.

Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date. We will mail a similar notice, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series F Preferred Stock to be redeemed at their respective addresses as they appear on our share transfer records. No failure to give such notice or any defect therein shall affect the validity of the proceedings for the redemption of any shares of Series F Preferred Stock except as to the holder to whom notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series F Preferred Stock may be listed or admitted to trading, each notice shall state:

•	the redemption date;

•	the redemption price;

•	the number of shares of Series F Preferred Stock to be redeemed;

•	the place or places where the certificates evidencing shares of Series F Preferred Stock are to be surrendered for payment of the redemption price;

•	that dividends on the Series F Preferred Stock to be redeemed will cease to accumulate on such redemption date; and

•	that payment of the redemption price and any accumulated and unpaid dividends will be made upon presentation and surrender of such Series F Preferred Stock.

If fewer than all the shares of Series F Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series F Preferred Stock to be redeemed from such holder.

If we give a notice of redemption in respect of Series F Preferred Stock (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, we will deposit irrevocably in trust for the benefit of the Series F Preferred Stock being redeemed funds sufficient to pay the applicable redemption price, plus any accumulated and unpaid dividends, if any, on such shares to the date fixed for redemption, without interest, and will give irrevocable instructions and authority to pay such redemption price and any accumulated and unpaid dividends, whether or not declared, if any, on such shares to the holders of the Series F Preferred Stock upon surrender of the Series F Preferred Stock by such holders at the place designated in the notice of redemption. If less than all Series F Preferred Stock evidenced by any certificate is being redeemed, a new certificate shall be issued upon surrender of the certificate evidencing all Series F Preferred Stock, without cost to the holder thereof.

On and after the date of redemption, dividends will cease to accumulate on the Series F Preferred Stock or portions thereof called for redemption, unless we default in the payment thereof. If any date fixed for redemption of Series F Preferred Stock is not a business day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay) except that, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the redemption price or any accumulated or unpaid dividends in respect of the Series F Preferred Stock is improperly withheld or refused and not paid by us, dividends on such Series F Preferred Stock will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable redemption price and any accumulated and unpaid dividends.

If such redemption is to be by lot and, as a result of such redemption, any holder of shares of Series F Preferred Stock, other than a holder of Series F Preferred Stock that has received an exemption from the ownership limit, would have actual or constructive ownership of more than 9.8% of the issued and outstanding shares of Series F Preferred Stock by value or number of shares, whichever is more restrictive, because such holder’s shares of Series F Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the charter documents, we will redeem the requisite number of shares of Series F Preferred Stock of such holder such that no holder will hold in excess of the 9.8% ownership limit subsequent to such redemption. See “—Restrictions on Ownership and Transfer of Capital Stock.”

The holders of shares of Series F Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the shares of Series F Preferred Stock held on the corresponding dividend payment date notwithstanding the redemption thereof between such dividend record date and the corresponding dividend payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on the shares of Series F Preferred Stock to be redeemed.

No Maturity, Sinking Fund or Mandatory Redemption. The Series F Preferred Stock has no maturity date, and we are not required to redeem the Series F Preferred Stock at any time. Accordingly, the Series F Preferred Stock will remain outstanding indefinitely, unless we decide at our option, to exercise our redemption right. The Series F Preferred Stock is not subject to any sinking fund.

Limited Voting Rights. If we do not pay dividends on any shares of Series F Preferred Stock for six or more quarterly periods, which we refer to as “preferred dividend default,” whether or not consecutive, the holders of Series F Preferred Stock will have the right to vote as a single class with the holders of any then outstanding shares of Series A Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and any class or series of our equity securities now or hereafter authorized, issued or outstanding expressly designated by us to rank on parity with the Series F Preferred Stock with respect to both dividends and rights upon voluntary or involuntary liquidation, dissolution or winding-up of our affairs, which we refer to as “parity preferred stock,” which have similar vested voting rights for the election of two additional directors to our board of directors, which we refer to as “preferred stock directors.” The preferred stock directors will be elected by a plurality of the votes cast in the election for a one-year term and each preferred stock director will serve until his successor is duly elected and qualified or until the director’s right to hold the office terminates, whichever occurs earlier, subject to the director’s earlier death, disqualification, resignation or removal. The election will take place at:

•

special meetings called by the holders of at least 10% of the outstanding shares of Series F Preferred Stock or the holders of shares of any other class or series of stock on parity with the Series F Preferred Stock with respect to which dividends are also accumulated and unpaid if this request is received more than 90 days before the date fixed for our next annual or special meeting of stockholders or, if we receive the request for a special meeting less than 90 days before the date fixed for our next annual or special meeting of stockholders, at our annual or special meeting of stockholders, and

•	each subsequent annual meeting (or special meeting held in its place) until all dividends accumulated on the Series F Preferred Stock for all past dividend periods and the dividend for the then current dividend period and on any other class or series of parity preferred stock, including the Series E Preferred Stock, and the Series A Preferred Stock and the Series D Preferred Stock, if any, on parity with the Series F Preferred Stock with respect to dividends, have been paid in full or set apart for payment in full as described below.

If and when all accumulated dividends and the dividend for the current dividend period on the Series F Preferred Stock have been paid in full or a sum sufficient for such payment is irrevocably deposited in trust for payment, the holders of the Series F Preferred Stock shall be divested of the voting rights set forth above (subject to revesting in the event of each and every preferred dividend default) and, if all dividends in arrears and the dividends for the current dividend period have been paid in full or set aside for payment in full on all other classes or series of parity preferred stock, the term and office of such preferred stock directors so elected shall terminate. Any preferred stock director elected by the holders of Series F Preferred Stock and other holders of parity preferred stock upon which like voting rights have been conferred and are exercisable may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of Series F Preferred Stock and other parity preferred stock entitled to vote when they have the voting rights described above (voting separately as a single class with all other classes or series of parity preferred stock upon which like voting rights have been conferred and are exercisable). So long as a preferred dividend default shall continue, any vacancy in the office of a preferred stock director may be filled by written consent of the preferred stock director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series F Preferred Stock and other parity preferred stock entitled to vote when they have the voting rights described above (voting separately as a single class with all other classes or series of parity preferred stock upon which like voting rights have been conferred and are exercisable). The preferred stock directors shall each be entitled to one vote per director on any matter.

In addition, so long as any shares of Series F Preferred Stock are outstanding, without the affirmative vote of the holders of two-thirds of the shares of Series F Preferred Stock then outstanding, we may not:

•	designate or create, or increase the authorized or issued amount of, any class or series of shares of capital stock ranking senior to the Series F Preferred Stock with respect to payment of dividends or rights upon liquidation, dissolution or winding-up of our affairs;

•	reclassify any of our authorized shares of capital stock into any shares ranking senior to the Series F Preferred Stock or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares;

•	designate or create, or increase the authorized or issued amount of, or reclassify any of our authorized shares of capital stock into any stock on parity with the Series F Preferred Stock, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares, but only to the extent the shares on parity with the Series F Preferred Stock are issued to one of our affiliates; or

•	either

•	consolidate, merge into or with, or convey, transfer or lease our assets substantially as an entirety, to any corporation or other entity; or

•	amend, alter or repeal the provisions of our charter (including the articles supplementary relating to the Series F Preferred Stock) or bylaws, whether by merger, consolidation or otherwise;

in either case in such a way that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series F Preferred Stock or its holders.

For purposes of the previous paragraph, the following events will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series F Preferred Stock or its holders:

•	any merger, consolidation or transfer of all or substantially all of our assets, so long as either:

•	we are the surviving entity and the Series F Preferred Stock remains outstanding on the same terms; or

•	the resulting, surviving or transferee entity is a corporation, business trust or other like entity organized under the laws of any state and substitutes for the Series F Preferred Stock other preferred stock having substantially the same terms and same rights as the Series F Preferred Stock, including with respect to dividends, voting rights and rights upon liquidation, dissolution or winding-up; and

•	any increase in the amount of authorized preferred stock or the creation or issuance of any other class or series of preferred stock, or any increase in an amount of authorized shares of each class or series, in each case ranking either junior to or on a parity with the Series F Preferred Stock with respect to dividend rights and rights upon liquidation, dissolution or winding-up to the extent such preferred stock is not issued to one of our affiliates.

We may also increase the authorized or issued amount of the Series F Preferred Stock or any preferred stock on parity with the Series F Preferred Stock, whether by amendment or supplementation of our charter or otherwise, without any vote of the holders of the Series F Preferred Stock if all such additional shares:

•	remain unissued; and/or

•	are issued to an underwriter in a public offering registered with the SEC.

In any matter in which the holders of Series F Preferred Stock may vote (as expressly provided in the articles supplementary relating to the Series F Preferred Stock), each share of Series F Preferred Stock shall have one vote per share, except that when holders of shares of any other series of preferred stock shall have the right to vote with the Series F Preferred Stock as a single class on any matter, then the Series F Preferred Stock and such other series shall have with respect to such matters one vote per $50.00 of stated liquidation preference, resulting in each share of Series F Preferred Stock being entitled to one-half of a vote.

The voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, we have redeemed or called for redemption upon proper procedures all outstanding shares of Series F Preferred Stock.

Holders of the Series F Preferred Stock will have no voting rights other than as discussed above.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, subject to the rights of holders of shares of preferred stock on parity with the Series F Preferred Stock, and subject to the rights of holders of any equity securities ranking senior to the Series F Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, the holders of shares of Series F Preferred Stock are entitled to be paid out of our assets legally available for distribution to our stockholders, after payment or provision for our debts and other liabilities, but before any payment or distributions of our assets are made to holders of our common stock or any other class or series that ranks junior to the Series F Preferred Stock as to rights upon liquidation, dissolution or winding-up of our affairs, a liquidation preference of $25.00 per share of Series F Preferred Stock, plus an amount equal to any accumulated and unpaid dividends, whether or not declared, to the date of payment. If, upon our voluntary or involuntary liquidation, dissolution or winding-up of our affairs, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Series F Preferred Stock and the corresponding amounts payable on all outstanding shares of each other class or series of preferred stock ranking on parity with the Series F Preferred Stock as to rights upon liquidation, dissolution, or winding-up of our affairs, then the holders of the Series F Preferred Stock and each such other class or series of parity preferred stock will share proportionately in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Holders of Series F Preferred Stock will be entitled to written notice of any distribution in connection with any voluntary or involuntary liquidation, dissolution or winding-up of our affairs not less than 30 and not more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series F Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute our liquidation, dissolution or winding-up of our affairs.

Conversion. The Series F Preferred Stock is not convertible into or exchangeable for any property or other securities.

Global Securities

Rather than issue the Series F Preferred Stock in the form of physical certificates, we will generally issue the shares in book-entry form evidenced by one or more global securities. We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company, or DTC, and registered in the name of Cede & Co., as DTC’s nominee.

DTC holds securities for its participants to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among participants through electronic book-entry changes to accounts of its participants, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Some of the participants, or their representatives, together with other entities, own DTC.

Purchases of Series F Preferred Stock under the DTC system must be made by or through participants, which will receive a credit for the shares on DTC’s records. Holders who are DTC participants may hold their interests in global securities directly through DTC. Holders who are not DTC participants may beneficially own interests in a global security held by DTC only through DTC participants, or through banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant and have indirect access to the DTC system. The ownership interest of each actual purchaser is recorded on the participant’s and indirect participants’ records. Purchasers will not receive written confirmation from DTC of their purchase, but should receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant or indirect participant through which the purchasers entered into the transaction.

So long as Cede & Co. is the registered owner of any global security, Cede & Co. for all purposes will be considered the sole holder of the global security. The deposit of shares of Series F Preferred Stock with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the shares. DTC has no knowledge of the actual beneficial owners of the shares. DTC’s records reflect only the identity of the participants to whose accounts the shares are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

Neither DTC nor Cede & Co. consents or votes with respect to the shares. Under its usual procedures, DTC mails a proxy to the issuer as soon as possible after the record date. The proxy assigns Cede & Co.’s consenting or voting rights to the participants whose accounts are credited with the shares on the record date. DTC has advised us that it will take any action permitted to be taken by a holder of shares only at the direction of participants whose accounts are credited with DTC interests in the relevant global security.

Unless our use of the book-entry system is discontinued, owners of beneficial interests in a global security will not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered the holders of the global security. The laws of some jurisdictions require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability of those holders to transfer their beneficial interests in the global security.

Delivery of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

Redemption notices will be sent to Cede & Co. If less than all of the principal amount of the global securities of the same series is being redeemed, DTC’s practice is to determine by lot the amount of the interest of each participant in the global securities to be redeemed.

Redemption proceeds, distributions and dividend payments on the Series F Preferred Stock will be made to Cede & Co. by wire transfer of immediately available funds. DTC’s practice is to credit participants’ accounts on the payment date in accordance with their respective holdings shown on DTC’s records unless DTC believes that it will not receive payment on the payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in a “street name,” and will be the responsibility of the participants and indirect participants.

DTC has advised us that it is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we are not responsible for its accuracy. The rules applicable to DTC and its participants are on file with the SEC. Neither we nor any transfer agent, registrar or paying agent are responsible for the performance by DTC or their participants or indirect participants under the rules and procedures governing their operations or for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global securities or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

Restrictions on Ownership and Transfer of Series F Preferred Stock

Internal Revenue Code Requirements. To maintain our tax status as a REIT, five or fewer “individuals,” as that term is defined in the Internal Revenue Code, which includes certain entities, may not own, actually or constructively, more than 50% in value of our issued and outstanding capital stock at any time during the last half of a taxable year. Constructive ownership provisions in the Internal Revenue Code determine if any individual or entity constructively owns our capital stock for purposes of this requirement. In addition, 100 or more persons must beneficially own our capital stock during at least 335 days of a taxable year or during a proportionate part of a short taxable year. Also, rent from tenants in which we actually or constructively own a 10% or greater interest is not qualifying income for purposes of the gross income tests of the Internal Revenue Code. To help ensure we meet these tests, our charter restricts the acquisition and ownership of shares of our capital stock.

Transfer Restrictions in Our Charter. Subject to exceptions specified in our charter, no holder may own, either actually or constructively under the applicable constructive ownership provisions of the Internal Revenue Code more than 9.8%, by number of shares or value, whichever is more restrictive, of the outstanding shares of our Series F Preferred Stock. In addition, because rent from tenants in which we actually or constructively own a 10% or greater interest is not qualifying rent for purposes of the gross income tests under the Internal Revenue Code, our charter provides that no holder may own, either actually or constructively by virtue of the constructive ownership provisions of the Internal Revenue Code, which differ from the constructive ownership provisions used for purposes of the preceding sentence, more than 9.8%, by number of shares or value, whichever is more restrictive, of the outstanding shares of our Series F Preferred Stock. In addition, the Series F Preferred Stock will be subject to the limitations on ownership and transfer of our capital stock described in the accompanying prospectus under the heading “Restrictions on Ownership and Transfer of Capital Stock.”